  As filed with the Securities and Exchange Commission on November 10, 1998
                                                      Registration No. 333-57365

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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  -----------


                   POST-EFFECTIVE AMENDMENT NO. 1 ON FORM S-8
                                       TO
                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933*

                                  -----------

                          CAPROCK COMMUNICATIONS CORP.
             (Exact name of Registrant as specified in its charter)

                TEXAS                                   75-2765572
   (State or other jurisdiction of                   (I.R.S. Employer
   incorporation or organization)                   Identification No.)


                         TWO GALLERIA TOWER, SUITE 1925
                                13455 NOEL ROAD
                            DALLAS, TEXAS 75240-6638
            (Address of Registrant's principal executive offices)

                                  -----------

          CAPROCK COMMUNICATIONS CORP. NONQUALIFIED STOCK OPTION PLAN
     IWL COMMUNICATIONS, INCORPORATED EMPLOYEE INCENTIVE STOCK OPTION PLAN
            IWL COMMUNICATIONS, INCORPORATED 1997 STOCK OPTION PLAN
        IWL COMMUNICATIONS, INCORPORATED 1997 DIRECTOR STOCK OPTION PLAN
                           (Full title of the plans)


                           MR. JERE W. THOMPSON, JR.
                            CHIEF EXECUTIVE OFFICER
                          CAPROCK COMMUNICATIONS CORP.
                         TWO GALLERIA TOWER, SUITE 1925
                                13455 NOEL ROAD
                            DALLAS, TEXAS 75240-6638
                    (Name and address of agent for service)

                                 (972) 982-9500
         (Telephone number, including area code, of agent for service)

                                  -----------

       *This Post-Effective Amendment No. 1 covers 622,931 shares of the Registrant's common stock, par value $.01 per share (the "Common Stock"), that were originally registered on its Registration Statement on Form S-4 (Registration No. 333-57365), which was declared effective on July 20, 1998 (as amended, the "Initial Form S-4 Registration Statement"). This Post-Effective Amendment No. 1 is an amendment to the Initial Form S-4 Registration Statement. Of the 622,931 shares originally registered on the Initial Form S-4 Registration Statement, 289,073 shares are issuable under the IWL Communications, Incorporated Employee Incentive Stock Option Plan, the IWL Communications, Incorporated 1997 Stock Option Plan and the IWL Communications, Incorporated 1997 Director Stock Option Plan (collectively, the "IWL Plans"), and 333,858 shares are issuable under the CapRock Communications Corp. Nonqualified Stock Option Plan (the "Telecommunications Plan" and, collectively with the IWL Plans, the "Plans"). See "Introductory Statement." The registration fee in respect of the 622,931 shares of Common Stock originally registered on the Initial Form S-4 Registration Statement was paid at the time of the original filing of the Initial Form S-4 Registration Statement.

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

                           INTRODUCTORY STATEMENT

       The Registrant hereunder, CapRock Communications Corp., a Texas corporation (the "Company"), was formed for the purpose of becoming the holding company for CapRock Telecommunications Corp., a Texas corporation formerly known as CapRock Communications Corp. ("Telecommunications"), CapRock Fiber Network, Ltd., a Texas limited partnership (the "Partnership"), and IWL Communications, Incorporated, a Texas corporation ("IWL"), pursuant to the business combination of those companies. On February 16, 1998, Telecommunications, the Partnership, IWL, the Company and certain other parties entered into an Agreement and Plan of Merger and Plan of Exchange, as amended (as so amended, the "Merger Agreement"), providing for the mergers (the "Mergers") of newly-formed subsidiaries of the Company with and into IWL and Telecommunications, with IWL and Telecommunications surviving such Mergers as wholly owned subsidiaries of the Company, and the exchange (the "Interest Exchange") of the general partnership interest and all of the limited partnership interests (collectively, the "Partnership Interests") in the Partnership validly tendered to and accepted by the Company for shares of the Company's Common Stock. On August 26, 1998, the Company announced that it had completed the Mergers and the Interest Exchange pursuant to the Merger Agreement. At the effective time of the Mergers and the Interest Exchange, all options to acquire shares of the common stock of IWL under the IWL Plans and all options to acquire shares of the common stock of Telecommunications under the Telecommunications Plan, respectively, were converted into options to acquire shares of Common Stock of the Company in accordance with the terms and conditions of the Merger Agreement. Prior to the effective time, the shares of IWL common stock to be issued under the IWL Plans were registered by IWL under a Registration Statement on Form S-8 (Registration No. 333-32559), while the shares of Telecommunications common stock to be issued under the Telecommunications Plan were not so registered.

       Accordingly, the Company hereby amends its Initial Form S-4 Registration Statement (Registration No. 333-57365), which has been declared effective, by filing this Post-Effective Amendment No. 1 (which is being filed on Form S-8) relating to an aggregate of 622,931 shares of Common Stock issuable upon the exercise of options granted under the Plans. This Post-Effective Amendment No. 1 relates only to the Common Stock of the Company issuable under the Plans (and does not relate to any other shares of Common Stock registered under the Initial Form S-4 Registration Statement).

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


       NOTE: The document(s) containing the information concerning the Plans required by Item 1 of Form S-8 and the statement of availability of registrant information and information relating to the Plans and other information required by Item 2 of Form S-8 have previously been, or will be, sent or given to the employees and/or directors of the Registrant and its subsidiaries, as applicable, as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the "Securities Act"). In accordance with Rule 428 and the requirements of Part I of Form S-8, such documents are not being filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. The Registrant will maintain a file of such documents in accordance with the provisions of Rule 428. Upon request, the Registrant will furnish to the Commission or its staff a copy or copies of any or all of the documents included in such file.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

       The following documents, which the Company has previously filed with the Commission pursuant to the Securities Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated in this Registration Statement by reference and shall be deemed to be a part hereof:

       (a) The Registration Statement (Registration No. 333-64699) on Form S-4 of the Company, as amended (the "Exchange Offer Form S-4 Registration Statement"), first filed with the Commission on September 29, 1998 pursuant to the Securities Act, including the Prospectus dated October 13, 1998 included therein;

       (b) The Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1998 filed with the Commission on August 14, 1998;

       (c) The Company's Current Report on Form 8-K filed with the Commission on September 1, 1998; and

       (d) The description of the Common Stock of the Company contained in the Company's Registration Statement on Form 8-A (Commission File No. 000-24581), as filed with the Commission pursuant to the Exchange Act on July 6, 1998, and as may be further amended, modified or superseded by any report or amendment filed with the Commission for the purpose of updating such description.

       All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered hereby have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated in this Registration Statement by reference and to be a part hereof from the date of filing of such documents.

       Any statement contained in this Registration Statement, in an amendment hereto or in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, in any subsequently filed amendment to this Registration Statement, or in any document that also is incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

       Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

       Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

       Article XII of the Registrant's Articles of Incorporation, a copy of which is filed as Exhibit 4.1 to this Registration Statement, provides the following:

              "A director of the Corporation shall not be liable to the Corporation or its shareholders for monetary damages for an act or omission in the director's capacity as a director, except that this Article shall not authorize the elimination or limitation of the liability of a director to the extent the director is found liable for:

                     (1) a breach of the director's duty of loyalty to the Corporation or its shareholders;

                     (2) an act or omission not in good faith that constitutes a breach of duty of the director to the Corporation or an act or omission that involves intentional misconduct or a knowing violation of the law;

                     (3) a transaction from which the director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director's office;

                     (4) an act or omission for which the liability of a director is expressly provided by an applicable statute."

       Article XI of the Registrant's Articles of Incorporation provides the following:

              "The directors and officers of the Corporation shall be indemnified by the Corporation in a manner and to the maximum extent permitted by applicable state or federal law as in effect from time to time."

       Section 7.06 of the Registrant's Bylaws, a copy of which is filed as
Exhibit 4.2 to this Registration Statement, provides the following:

              "The Corporation shall have the authority to and shall indemnify and advance expenses to the Directors, officers, employees, and agents of the Corporation or any other persons serving at the request of the Corporation in such capacities in a manner and to the maximum extent permitted by applicable state or federal law. The Corporation may purchase and maintain liability insurance or make other arrangements for such obligations to the extent permitted by the Texas Business Corporation Act."

       The Texas Business Corporation Act permits, and in some cases requires, corporations to indemnify officers, directors, agents and employees who are or have been a party to or are threatened to be made a party to litigation against judgments, penalties (including excise and similar taxes), fines, settlements and reasonable expenses under certain circumstances.

       A Registration Rights Agreement to which the Company is a party (a copy of which was filed as Exhibit 4.2 to the Exchange Offer Form S-4 Registration Statement (Registration No. 333-64699)), which the Company entered into in connection with a private placement of notes, provides for indemnification by each of the initial purchasers of the notes, their successors, assigns and direct and indirect transferees, and participating broker-dealers holding certain notes, in specified circumstances, of the Company, the other initial purchasers, underwriters and the other selling holders of the notes, and each of their respective directors and officers and controlling parties, and by the Company of initial purchasers of the notes, their successors, assigns and direct and indirect transferees, and participating broker-dealers holding certain notes, underwriters, and each person, if any controlling any such underwriter or holder, in specified circumstances, for certain liabilities arising under the Securities Act or otherwise.

       The Note Purchase Agreement (a copy of which was filed as Exhibit
10.49 to the Initial Form S-4 Registration Statement (Registration No. 333-57365)) for the sale of the notes provides for indemnification by the initial purchasers specified therein of the Company and its officers and directors, and by the Company of the initial purchasers specified therein, for certain liabilities arising under the Securities Act or otherwise.

       The Company currently has in effect a directors and officers liability insurance policy covering the directors and executive officers of the Company and its subsidiaries.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

       Not applicable.

ITEM 8.  EXHIBITS.

   EXHIBIT
    NUMBER                           DOCUMENT DESCRIPTION
   --------                          --------------------
      4.1      Articles of Incorporation of the Company (incorporated by
               reference to Exhibit 3.1 to the Initial Form S-4 Registration
               Statement (Registration No. 333-57365)).

      4.2 Bylaws of the Company (incorporated by reference to Exhibit 3.2 to the Exchange Offer Form S-4 Registration Statement
               (Registration No. 333-64699)).

      4.3      Specimen certificate for the Company's Common Stock
               (incorporated by reference to Exhibit 4.3 to the Initial Form
               S-4 Registration Statement (Registration No. 333-57365)).

     4.4*      CapRock Communications Corp. Nonqualified Stock Option Plan.

      4.5      IWL Communications, Incorporated 1997 Stock Option Plan
               (incorporated by reference to Exhibit 10.2 to IWL's
               Registration Statement on Form S-1, as amended (Commission File
               No. 333-22801)).

      4.6      IWL Communications, Incorporated Employee Incentive Stock
               Option Plan (incorporated by reference to Exhibit 10.1 to IWL's
               Registration Statement on Form S-1 (Commission File No.
               333-22801)).

      4.7      IWL Communications, Incorporated 1997 Director Stock Option
               Plan (incorporated by reference to Exhibit 10.3 to IWL's
               Registration Statement on Form S-1 (Commission File No.
               333-22801)).

      5.1 Opinion of Munsch Hardt Kopf Harr & Dinan, P.C. regarding the validity of the securities being registered (incorporated by reference to Exhibit 5.1 to the Initial Form S-4 Registration
               Statement (Registration No. 333-57365)).

   EXHIBIT
    NUMBER                           DOCUMENT DESCRIPTION
   --------                          --------------------
     23.1*     Consent of KPMG Peat Marwick LLP.

     23.2*     Consent of KPMG Peat Marwick LLP.

     23.3*     Consent of KPMG Peat Marwick LLP.

     23.4*     Consent of KPMG Peat Marwick LLP.

     23.5*     Consent of KPMG Peat Marwick LLP.

     23.6*     Consent of Burds Reed & Mercer, P.C.

     23.7 Consent of Munsch Hardt Kopf Harr & Dinan, P.C. (incorporated by reference to the consent included in the opinion filed as
               Exhibit 5.1 to the Initial Form S-4 Registration Statement
               (Registration No. 333-57365)).

     24.1 Powers of Attorney (included on the signature page of this Registration Statement).

--------------------
 *Filed herewith.


ITEM 9.  UNDERTAKINGS.
       (a)    The Company hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                     (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement (notwithstanding the foregoing, any increase or decrease in the volume of the securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in this Registration Statement);

                     (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change in the information set forth in this Registration Statement;

              PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

              (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the Initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

       (b) The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the Initial bona fide offering thereof.

       (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on November 9, 1998.

                                          CAPROCK COMMUNICATIONS CORP.


                                          By:  /s/ JERE W. THOMPSON, JR.
                                             ----------------------------------
                                                 Jere W. Thompson, Jr.
                                                 CHIEF EXECUTIVE OFFICER

       Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated. Each person whose signature appears below in so signing also makes, constitutes and appoints Jere W. Thompson, Jr. and Kevin W. McAleer, and each of them acting alone, his true and lawful attorney-in-fact, with full power of substitution, for him in any and all capacities, to execute and cause to be filed with the Securities and Exchange Commission any and all amendments and post-effective amendments to this Registration Statement, with exhibits thereto and other documents in connection therewith and hereby ratifies and confirms all that said attorney-in-fact or his substitute or substitutes may do or cause to be done by virtue hereof.

         Signature                       Title                      Date
         ---------                       -----                      ----
 /s/JERE W. THOMPSON, JR.   Chief Executive Officer,
--------------------------  Chairman of the Board, and
 Jere W. Thompson, Jr.      Director (Principal Executive
                            Officer)                         November 9, 1998

 /s/KEVIN W. MCALEER        Senior Vice President and
--------------------------  Chief Financial Officer
 Kevin W. McAleer           (Principal Accounting Officer)   November 9, 1998

 /s/IGNATIUS W. LEONARDS    President, Vice Chairman of
--------------------------  the Board, and Director          November 9, 1998
 Ignatius W. Leonards

 /s/TIMOTHY W. ROGERS       Executive Vice President and
--------------------------  Director                         November 9, 1998
 Timothy W. Rogers

 /s/BYRON M. ALLEN          Executive Vice President and
--------------------------  Director                         November 9, 1998
 Byron M. Allen

 /s/MARK LANGDALE           Director                         November 9, 1998
--------------------------
 Mark Langdale

 /s/CHRISTOPHER J. AMENSON  Director                         November 9, 1998
--------------------------
 Christopher J. Amenson

 /s/JOHN R. HARRIS          Director                         November 9, 1998
--------------------------
 John R. Harris

                                EXHIBIT INDEX


   EXHIBIT
    NUMBER                          DOCUMENT DESCRIPTION
   --------                         --------------------
     4.1     Articles of Incorporation of the Company (incorporated by
             reference to Exhibit 3.1 to the Initial Form S-4 Registration
             Statement (Registration No. 333-57365)).

     4.2 Bylaws of the Company (incorporated by reference to Exhibit 3.2 to the Exchange Offer Form S-4 Registration Statement
             (Registration No. 333-64699)).

     4.3 Specimen certificate for the Company's Common Stock (incorporated by reference to Exhibit 4.3 to the Initial Form S-4 Registration
             Statement (Registration No. 333-57365)).

    4.4*     CapRock Communications Corp. Nonqualified Stock Option Plan.

     4.5     IWL Communications, Incorporated 1997 Stock Option Plan
             (incorporated by reference to Exhibit 10.2 to IWL's Registration
             Statement on Form S-1, as amended (Commission File No.
             333-22801)).

     4.6     IWL Communications, Incorporated Employee Incentive Stock Option
             Plan (incorporated by reference to Exhibit 10.1 to IWL's
             Registration Statement on Form S-1 (Commission File No.
             333-22801)).

     4.7     IWL Communications, Incorporated 1997 Director Stock Option Plan
             (incorporated by reference to Exhibit 10.3 to IWL's Registration
             Statement on Form S-1 (Commission File No. 333-22801)).

     5.1 Opinion of Munsch Hardt Kopf Harr & Dinan, P.C. regarding the validity of the securities being registered (incorporated by reference to Exhibit 5.1 to the Initial Form S-4 Registration
             Statement (Registration No. 333-57365)).

    23.1*    Consent of KPMG Peat Marwick LLP.

    23.2*    Consent of KPMG Peat Marwick LLP.

    23.3*    Consent of KPMG Peat Marwick LLP.

    23.4*    Consent of KPMG Peat Marwick LLP.

    23.5*    Consent of KPMG Peat Marwick LLP.

    23.6*    Consent of Burds Reed & Mercer, P.C.

    23.7 Consent of Munsch Hardt Kopf Harr & Dinan, P.C. (incorporated by reference to the consent included in the opinion filed as Exhibit
             5.1 to the Initial Form S-4 Registration (Registration No.
             333-57365)).

    24.1 Powers of Attorney (included on the signature page of this Registration Statement).

------------------------
 *Filed herewith.